JMG EXPLORATION INC. ANNOUNCES THAT NAME CHANGE TO MEDIASHIFT, INC, ONE FOR TWO REVERSE SPLIT, TRADING SYMBOL CHANGE AND INCREASED AUTHORIZED SHARES ARE NOW EFFECTIVE

GLENDALE, Calif., March 12, 2013 /PRNewswire/ -- JMG Exploration, Inc. (JMGE), doing business as MediaShift, a leading digital advertising technology company that monetizes private Internet networks while offering advertisers access to a rapidly growing audience platform targeting on-the-go consumers, announced that effective at the opening of trading on March 12, 2013, JMG Exploration Inc. (the "Company")

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completed a reverse stock split of its issued and outstanding shares of common stock on a one new share for two old shares basis (1:2) (the "Reverse Split")

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increased its shares of authorized common from 25 million to 100 million shares

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implemented a name change from JMG Exploration, Inc. to MediaShift, Inc.

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changed its trading symbol to "JMGED"

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obtained a new CUSIP number for its common stock, which is  58449A104

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obtained a new CUSIP number for its traded warrants, which is 58449A112

As of April 8, 2013, the Company’s trading symbol will be changed to “MSHF” and its warrants will trade as “MSHFW”

These actions by the Company became effective under Nevada corporate law as of March 11, 2013, pursuant to a vote of the Company's shareholders on March 4, 2013 and a certificate of amendment to articles of incorporation that was filed with the Nevada Secretary of State on March 8, 2013. The Reverse Split will be effective on the OTC Bulletin Board on March 12, 2013.

As a result of the Reverse Split, the Company's 5,543,409 shares of outstanding common stock decreased to 2,771,705 shares of common stock, following which the Company's 169,973.88 shares of Class M Preferred Stock automatically converted into  16,997,388 common shares. Following the Reverse Split and the automatic conversion of the Class M preferred shares, we currently have 19,769,093 shares of common stock outstanding, and no shares of preferred stock outstanding. All outstanding options and warrants have also been adjusted proportionately.

As a result of the Reverse Split, the Company's trading symbol was changed to "JMGED" as of the opening of trading on March12, 2013. However, the "D" in the Company's symbol (which signifies a stock split) will be removed 20 business days afterward on April 8, 2013, at which time the symbol for the Company's common stock will change to "MSHF" and the symbol for the Company’s traded warrants will change to “MSHFW”. The new CUSIP number of the Company's common stock, 58449A104 is effective immediately.

AdVantage Networks, a wholly-owned subsidiary, enables operators of private Internet networks to monetize their audiences through one of the fastest growing distributed ad technology platforms in the world. AdVantage Networks expects to deploy its technology through hotels and airports across North America and other key global destinations in 2013.

MediaShift recently acquired Travora, a leading travel ad network, and is leveraging the ad technology of AdVantage Networks to enhance Travora's offerings with more robust tech-based solutions for advertisers and publishers. With over 30 million unique visitors per month, Travora and AdVantage Networks will offer advertisers one of the largest audience platforms targeting on-the-go consumers.

To learn more visit: www.mediashift.com.

NEITHER FINRA NOR THE SEC APPROVES NOR DISAPPROVES OF THE CONTENTS OF THIS NEWS RELEASE. THIS NEWS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

About MediaShift
MediaShift is a digital advertising technology company that monetizes private Internet networks while offering advertisers access to one of the fastest growing audience platforms targeting on-the-go consumers. Through AdVantage Networks, a wholly-owned subsidiary, patented technology enables operators of private Internet networks to monetize their audiences through one of the fastest growing distributed ad technology platforms in the world. Through Travora, another wholly-owned subsidiary, advertisers can access a leading global travel ad network and leverage rich data profiles for exceptional audience segmentation, across multiple devices, while gaining unmatched data insights.

Media Contacts:
Nicole Jordan
nicole@radixcollective.com
(310) 988-9157